Bank of America 1Q25 Financial Results April 15, 2025

1Q25 Highlights

Growth in earnings	Continued strong balance sheet	Healthy returns
Revenue $27.4B[1] +6% YoY **Net income $7.4B** +11% YoY **EPS $0.90**[2] +18% YoY	**Deposits ~$2.0T**[3] +2% YoY **CET1 11.8%**[4] well above reg. min.[5] **Robust liquidity** GLS $942B[6]	**Return on average common equity** 10.4% **Return on average tangible common equity**[7] 13.9% **Return on average assets** 0.89%

[1] Revenue, net of interest expense.
[2] Diluted earnings per share.
[3] End of period.
[4] CET1 stands for common equity tier 1 capital. CET1 ratio is preliminary.
[5] Regulatory minimum of 10.7% effective October 1, 2024.
[6] GLS stands for average Global Liquidity Sources. See note A on slide 32 for definition of Global Liquidity Sources.
[7] Represents a non-GAAP financial measure. For important presentation information, see slide 35.

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Continued Organic Growth in 1Q25

Consumer Banking

- Added ~250,000 net new checking accounts; 25 consecutive quarters of net growth
- Added ~1MM credit card accounts[1]
- Consumer investment assets of ~$500B,[2] up 9% YoY; over 4.0MM accounts, up 3%
- Grew Small Business loans 8% YoY

Global Wealth & Investment Management

- Added ~7,200 net new relationships across Merrill and Private Bank
- Opened ~27,000 new bank accounts; over 62% of clients have banking relationship
- $4.2T client balances, up 5% YoY, with AUM balances of $1.9T, up 7%

- $5.8T total deposits, loans, and investment balances
- $82B total net wealth spectrum client flows since 1Q24[3]

Global Banking

- Maintained #3 investment banking fee ranking and gained market share YoY[4]
- Grew total deposits 12% YoY to $592B
- Grew Middle Market average loans 6% YoY[5]
- Treasury service charges increased 14% YoY

Global Markets

- 12th consecutive quarter of YoY sales and trading revenue growth
- Highest sales and trading revenue in over a decade
- Record Equities sales and trading revenue
- Record average loan balances of $160B, up 19% YoY; 18th consecutive quarter of growth

Note: Balance sheet metrics are end of period unless otherwise noted.
[1] Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management (GWIM).
[2] End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, Bank of America N.A. (BANA) brokered certificates of deposit (CDs), and assets under management (AUM) in Consumer Banking.
[3] Includes net client flows across Merrill, Private Bank, and Consumer Investments.
[4] Source: Dealogic as of March 31, 2025.
[5] Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries.

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1Q25 Consumer Payment Spend1 of $1.1T was up 4% YoY Payment Spend ($ and Transaction Volume) Quarterly YoY % Growth 4 1Q25 Credit and Debit2 YoY % Growth Total credit and debit spend up 4%; transactions up 2% $ Volume Transaction # 1Q 21 2Q 3Q 4Q 1Q 22 2Q 3Q 4Q 1Q 23 2Q 3Q 4Q 1Q 24 2Q 3Q 4Q 1Q 25 0% 25% 50% 3% (4%) 2% 1% 5%5% 0% 1% 2% 2% $ Volume Transaction # Travel & Entertainment Gas Food Retail Services Payment Spend ($ Volume) and YoY % Growth $0.9T $1.0T $1.0T $1.1T 13% 8% 3% 4% 1Q22 1Q23 1Q24 1Q25 4% 2% Payment Transaction Volume 1Q25 vs. 1Q19 27% 52% 109% (39%) Credit / Debit ACH / Wire P2P / P2B Cash / Check % of 1Q25: Transactions 77% 11% 7% 4% $ volume 21% 45% 16% 17% 4 Note: Amounts may not total due to rounding. 1 Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash, and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 3 Excludes credit and debit money transfers, charitable donations, and miscellaneous categories with immaterial volume. 4 P2P stands for person-to-person. P2B stands for person-to-business. 3 3

1Q25 Financial Results

Summary Income Statement ($B, except per share data)	1Q25	4Q24	Inc / (Dec)		1Q24	Inc / (Dec)	
Total revenue, net of interest expense	**$27.4**	$25.3	$2.0	8 %	$25.8	$1.5	6 %
Provision for credit losses	**1.5**	1.5	—	2	1.3	0.2	12
Net charge-offs	**1.5**	*1.5*	—	*(1)*	*1.5*	—	*(3)*
Reserve build (release)[1]	**—**	—	—	*N/M*	*(0.2)*	*0.2*	*N/M*
Noninterest expense	**17.8**	16.8	1.0	6	17.2	0.5	3
Pretax income	**8.1**	7.1	1.0	14	7.3	0.9	12
Pretax, pre-provision income[2]	**9.6**	*8.6*	*1.0*	*12*	*8.6*	*1.0*	*12*
Income tax expense	**0.7**	0.4	0.3	63	0.6	0.1	22
Net income	**$7.4**	$6.7	$0.7	11	$6.7	$0.7	11
Diluted earnings per share	**$0.90**	$0.82	$0.08	10	$0.76	$0.14	18
Average diluted common shares (in millions)	**7,771**	7,844	(73)	(1)	8,031	(261)	(3)

Return Metrics and Efficiency Ratio	1Q25	4Q24	1Q24
Return on average assets	**0.89 %**	0.80 %	0.83 %
Return on average common shareholders' equity	**10.4**	9.4	9.4
Return on average tangible common shareholders' equity[2]	**13.9**	12.6	12.7
Efficiency ratio	**65**	66	67

Note: Amounts may not total due to rounding.

[1] For more information on reserve build (release), see note B on slide 32.

[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 32. For important presentation information, see slide 35.

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1 ROE stands for return on average common shareholders’ equity. ROTCE stands for return on average tangible common shareholders’ equity. FTE stands for fully taxable-equivalent basis. 2 Represent non-GAAP financial measures. For important presentation information, see slide 35. 3 Excludes loans accounted for under the fair value option. 4 See note A on slide 32 for definition of Global Liquidity Sources. 5 CET1 ratio is preliminary. 1Q25 Highlights (Comparisons to 1Q24, unless otherwise noted) • Net income of $7.4B; EPS of $0.90; ROE1 10.4%, ROTCE1,2 13.9% • Revenue, net of interest expense, of $27.4B ($27.5B FTE)1,2 increased $1.5B, or 6% – Net interest income (NII) of $14.4B ($14.6B FTE)2 increased $0.4B, or 3%; up $0.1B, or 1%, vs. 4Q24, despite headwind from two fewer days of interest accrual – Noninterest income of $12.9B increased $1.1B, or 10%, reflecting growth across all business segments • Provision for credit losses of $1.5B was flat to 4Q24 and up from $1.3B in 1Q24 – Net charge-offs (NCOs)3 of $1.5B were flat to 4Q24 and 1Q24 • Noninterest expense of $17.8B increased $0.5B, or 3% • Balance sheet remained strong – Average deposits of $1.96T increased $51B, or 3% – Average loans and leases of $1.09T increased $46B, or 4% – Average Global Liquidity Sources4 of $942B – CET1 capital of $201B was flat to 4Q24 – Paid $2.0B in common dividends and repurchased $4.5B of common stock – CET1 ratio of 11.8%5 decreased 11 bps from 4Q24; over 100 bps above regulatory minimum 6

Balance Sheet, Liquidity, and Capital

(EOP[1] basis unless noted)

Balance Sheet Metrics	1Q25	4Q24	1Q24
Assets ($B)			
Total assets	**$3,349**	$3,262	$3,274
Total loans and leases	**1,111**	1,096	1,049
Cash and cash equivalents	**274**	290	313
Total debt securities	**939**	917	910
Carried at fair value	**389**	359	323
Held-to-maturity, at cost	**551**	559	587
Funding & Liquidity ($B)			
Total deposits	**$1,990**	$1,965	$1,946
Long-term debt	**304**	283	296
Global Liquidity Sources (average)[2]	**942**	953	909
Equity ($B)			
Common shareholders' equity	**$275**	$272	$265
Common equity ratio	**8.2 %**	8.4 %	8.1 %
Tangible common shareholders' equity[3]	**$205**	$202	$195
Tangible common equity ratio[3]	**6.3 %**	6.3 %	6.1 %
Per Share Data			
Book value per common share	**$36.39**	$35.79	$33.71
Tangible book value per common share[3]	**27.12**	26.58	24.79
Common shares outstanding (in billions)	**7.56**	7.61	7.87

Basel 3 Capital ($B)[4]	1Q25	4Q24	1Q24
Common equity tier 1 capital	**$201**	$201	$197
Standardized approach			
Risk-weighted assets (RWA)	**$1,712**	$1,696	$1,658
CET1 ratio	**11.8 %**	11.9 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,516**	$1,490	$1,463
CET1 ratio	**13.3 %**	13.5 %	13.4 %
Supplementary leverage			
Supplementary Leverage Ratio	**5.7 %**	5.9 %	6.0 %

- CET1 ratio of 11.8% decreased 11 bps vs. 4Q24[4]
  - CET1 capital of $201B was flat to 4Q24
  - Standardized RWA of $1.7T increased $16B
- Book value per share of $36.39 improved 8% from 1Q24; tangible book value per share of $27.12 improved 9% from 1Q24[3]
- Average Global Liquidity Sources of $942B decreased $11B compared to 4Q24[2]

[1] EOP stands for end of period.
[2] See note A on slide 32 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 35.
[4] Regulatory capital ratios at March 31, 2025, are preliminary. Bank of America Corporation (Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Tier 1 capital ratio under the Standardized approach at March 31, 2025, and the Total capital ratio under the Standardized approach at December 31, 2024, and March 31, 2024.

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Capital Deployed for Growth and Returned to Shareholders

CET1 Ratio Drivers[1]


11.9%
+41 bps
$7.0B
(12 bps)
$2.0B
(11 bps)
+$16B RWA
• Global Markets balance sheet growth
• Higher loan balances
(27 bps)
$4.5B
(2 bps)
11.8%
~110 bps above regulatory minimum
4Q24
Net income applicable to common shareholders
Common dividends
RWA growth
Share repurchases[2]
Other[3]
1Q25

Note: Amounts may not total due to rounding. Dollar values indicate changes in CET1 capital.

[1] Regulatory capital ratios at March 31, 2025, are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Tier 1 capital ratio under the Standardized approach at March 31, 2025, and the Total capital ratio under the Standardized approach at December 31, 2024, and March 31, 2024.

[2] Gross share repurchases.

[3] Decrease driven primarily by current expected credit losses (CECL) transition provision.

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$1,875 $1,876 $1,905 $1,907 $1,910 $1,921 $1,958 $1,958 Total rate paid Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $500 $1,000 $1,500 $2,000 0.00% 1.00% 2.00% 3.00% 4.00% Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit and Rate Paid Trends 9 $1,006 $980 $959 $952 $949 $938 $942 $948 Total rate paid Low-interest and noninterest checking Other deposits 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $300 $600 $900 $1,200 0.00% 1.00% 2.00% 3.00% 4.00% $295 $292 $292 $297 $288 $280 $285 $286 Total rate paid Sweep deposits Bank deposits 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $100 $200 $300 2.00% 3.00% 4.00% 5.00% $498 $504 $528 $526 $525 $550 $582 $575 Total rate paid Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $200 $400 $600 2.00% 3.00% 4.00% 5.00% Note: Total Corporation also includes Global Markets and All Other. 1 Includes Preferred deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 1 1.79% 0.61% 2.50% 2.73% 1.94% 2.75% 2.97% 0.64% 1.93% 0.55% 2.89% 3.12%

$1,039 $1,043 $1,051 $1,073 $1,086 313 312 314 316 315 219 223 225 229 232 374 373 371 375 379 134 135 141 152 160 Consumer Banking GWIM Global Banking Global Markets 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $400 $800 $1,200 $1,048 $1,051 $1,060 $1,081 $1,094 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $400 $800 $1,200 +1% +6% +1% +19% Average Loan and Lease Trends YoY +4% YoY +4% Note: Amounts may not total due to rounding. 1 Includes residential mortgage and home equity. 2 Includes direct / indirect and other consumer and commercial lease financing. Total Loans and Leases by Product ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B)Total Loans and Leases ($B) $456 $456 $458 $461 $462 $591 $596 $602 $620 $632 Consumer Commercial 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $250 $500 $750 10 $1,048 $1,051 $1,060 $1,081 $1,094 380 386 392 405 412 253 253 253 254 254 125 123 125 133 139 118 119 120 122 123 100 99 100 101 10072 71 69 67 66 U.S. commercial Home lending Non-U.S. commercial Other Consumer credit card Commercial real estate 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $400 $800 $1,200 2 1

• Net interest income of $14.4B ($14.6B FTE)1 – Increased $0.1B from 4Q24, driven by lower deposit costs, higher NII related to Global Markets (GM) activity, and fixed-rate asset repricing, partially offset by the impact of lower interest rates and ~($250MM) from two fewer days of interest accrual – Increased $0.4B from 1Q24, as lower deposit costs, higher NII related to GM activity, and fixed-rate asset repricing more than offset the impact of lower interest rates and ~($125MM) from one less day of interest accrual • Net interest yield of 1.99% increased 2 bps from 4Q24 and was flat vs. 1Q24 – Blended cash and securities yield of 3.23% vs. total deposit rate paid of 1.79% – Excluding GM, net interest yield of 2.47%1 • 100 bps parallel shift below the March 31, 2025 forward interest rate yield curve is estimated to reduce net interest income by $2.2B over the next 12 months2 Net Interest Income (FTE, $B)1 Net Interest Income Net Interest Yield (FTE)1 Note: Amounts may not total due to rounding. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.2B, $1.0B, $0.9B, $0.8B, and $0.7B and average earning assets of $767.6B, $714.8B, $728.2B, $706.4B, and $692.9B for 1Q25, 4Q24, 3Q24, 2Q24, and 1Q24, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 35. 2 As of March 31, 2025. NII asset sensitivity represents banking book positions using behavioral deposit changes. See note D on slide 32 for information on asset sensitivity assumptions. 1.99% 1.93% 1.92% 1.97% 1.99% 2.50% 2.41% 2.40% 2.42% 2.47% Reported net interest yield Net interest yield excl. GM 1Q24 2Q24 3Q24 4Q24 1Q25 1.50% 2.00% 2.50% 3.00% $14.2 $13.9 $14.1 $14.5 $14.6 $14.0 $13.7 $14.0 $14.4 $14.4 Net interest income (GAAP) FTE adjustment 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $5.0 $10.0 $15.0 11 Net Interest Income Mix (FTE, $B)1 $14.2 $13.9 $14.1 $14.5 $14.6 $13.5 $13.1 $13.2 $13.5 $13.4 NII excl. GM GM NII 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $5.0 $10.0 $15.0

Net Interest Income Outlook[1,2]


$14.6B
~$250MM
~$550MM
• Held-to-maturity (HTM) securities
• Mortgage loans
• Cash flow hedges
~($450MM)
• 25 bp interest rate cuts in May, Jul, Sep, and Dec 2025
~$200MM
~$350MM-$550MM
• Low-single-digit loan and deposit growth
~$15.5B-$15.7B
1Q25
Day count
Fixed-rate asset repricing
Impact of interest rate cuts 3
Global Markets NII
Other balance sheet growth / mix
4Q25

Note: Amounts may not total due to use of ranges for select drivers presented.
[1] FTE basis. Represents a non-GAAP financial measure. For important presentation information, see slide 35. A reconciliation to the most directly comparable GAAP measure for the 4Q25 period is not included as it cannot be prepared without unreasonable effort.
[2] For cautionary information in connection with these forward-looking statements, see note E on slide 32, and slide 34.
[3] NII asset sensitivity represents banking book positions using behavioral deposit changes. See note D on slide 32 for information on asset sensitivity assumptions.

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• 1Q25 noninterest expense of $17.8B – Increased $1.0B, or 6%, vs. 4Q24, driven primarily by seasonally-elevated payroll taxes, higher litigation costs, higher revenue-related expenses, and the absence of the $0.3B release of the 4Q24 FDIC special assessment accrual – Increased $0.5B, or 3%, vs. 1Q24, driven primarily by higher revenue-related expenses and investments in people, technology, operations, and brand, partially offset by the absence of the $0.7B 1Q24 FDIC special assessment accrual $17.2 $16.3 $16.5 $16.8 $17.8 10.2 9.8 9.9 10.2 10.9 6.3 6.5 6.6 6.9 6.9 0.7 Compensation and benefits Other FDIC special assessment 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $10.0 $20.0 64% 64% 65% 67% 65% 1Q24 2Q24 3Q24 4Q24 1Q25 60% 65% 70% Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency 13 Note: Amounts may not total due to rounding. 1 Represent non-GAAP financial measures. For important presentation information, see slide 35. Adjusted 1Q24 efficiency ratio is calculated as the reported 1Q24 efficiency ratio of 67% less 271 bps for the impact of the FDIC special assessment accrual. Adjusted 4Q24 efficiency ratio is calculated as the reported 4Q24 efficiency ratio of 66% less (118 bps) for the impact of the FDIC special assessment reduction. 1 (0.3) 1

Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $1,319 $1,508 $1,542 $1,452 $1,480 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $400 $800 $1,200 $1,600 $1,498 $1,533 $1,534 $1,466 $1,452 0.58% 0.59% 0.58% 0.54% 0.54% Net charge-offs Net charge-off ratio 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $400 $800 $1,200 $1,600 0.00% 0.25% 0.50% 0.75% 1.00% 14 • Total net charge-offs1 of $1.5B decreased $14MM from 4Q24 – Consumer net charge-offs of $1.1B increased $12MM, driven primarily by seasonally-higher credit card losses ▪ Credit card loss rate of 4.05% in 1Q25 vs. 3.79% in 4Q24 – Commercial net charge-offs of $333MM decreased $26MM – Net charge-off ratio of 0.54% was flat to 4Q24 • Provision for credit losses of $1.5B was flat to 4Q24 – Net reserve build of $28MM in 1Q25 vs. net reserve release of $14MM in 4Q24 • Allowance for loan and lease losses of $13.3B represented 1.20% of total loans and leases1,2 – Total allowance of $14.4B included $1.1B for unfunded commitments • Early- and late-stage credit card delinquencies declined from 4Q24 • Nonperforming loans of $6.1B increased $0.1B from 4Q24 • Commercial reservable criticized utilized exposure of $27.7B increased $1.2B from 4Q24

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios $470 $474 $490 $359 $333 0.32% 0.32% 0.33% 0.23% 0.22% Small business Commercial real estate C&I Commercial NCO ratio 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $200 $400 $600 0.00% 0.20% 0.40% 0.60% $1,028 $1,059 $1,044 $1,107 $1,119 0.91% 0.93% 0.91% 0.96% 0.98% Credit card Other Consumer NCO ratio 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $400 $800 $1,200 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 1Q25 4Q24 1Q24 Provision $380 $370 $360 Reservable criticized utilized exposure 27,652 26,495 24,529 Nonperforming loans and leases 3,470 3,328 3,186 % of loans and leases1 0.54% 0.53% 0.54 % Allowance for loans and leases $4,704 $4,670 $4,737 % of loans and leases1 0.74% 0.75% 0.80 % Commercial excl. small business NCOs $200 $236 $362 % of loans and leases1 0.13% 0.16% 0.26 % Consumer Metrics ($MM) 1Q25 4Q24 1Q24 Provision $1,100 $1,083 $959 Nonperforming loans and leases 2,613 2,647 2,697 % of loans and leases1 0.56% 0.57% 0.59 % Consumer 30+ days performing past due $4,441 $4,592 $4,206 Fully-insured2 460 488 476 Non fully-insured 3,981 4,104 3,730 Consumer 90+ days performing past due 1,569 1,631 1,531 Allowance for loans and leases 8,552 8,570 8,476 % of loans and leases1 1.83% 1.84% 1.87% # times annualized NCOs 1.88 x 1.95 x 2.05 x 15 3 Note: Amounts may not total due to rounding. 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial and commercial lease financing.

Consumer Banking

Summary Income Statement ($MM)	1Q25	Inc / (Dec) 4Q24	1Q24
Total revenue, net of interest expense	**$10,493**	($153)	$327
Provision for credit losses	**1,292**	38	142
Noninterest expense	**5,826**	195	351
Pretax income	**3,375**	(386)	(166)
Pretax, pre-provision income[1]	**4,667**	*(348)*	*(24)*
Income tax expense	**844**	(96)	(41)
Net income	**$2,531**	($290)	($125)

Key Indicators ($B)	1Q25	4Q24	1Q24
Average deposits	**$947.6**	$942.3	$952.5
Rate paid on deposits	**0.61 %**	0.64 %	0.55 %
Cost of deposits[2]	**1.54**	1.49	1.43
Average loans and leases	**$315.0**	$316.1	$313.0
Net charge-off ratio	**1.62 %**	1.57 %	1.47 %
Net charge-offs ($MM)	**$1,262**	$1,246	$1,144
Reserve build ($MM)	**30**	8	6
Consumer investment assets[3]	**497.7**	517.8	456.4
Active mobile banking users (MM)	**40.5**	40.0	38.5
% Consumer sales through digital channels	**65 %**	61 %	50 %
Number of financial centers	**3,681**	3,700	3,804
Combined credit / debit purchase volumes[4]	**$228.4**	$240.9	$219.4
Total consumer credit card risk-adjusted margin[4]	**6.68 %**	7.12 %	6.81 %
Return on average allocated capital	**23**	26	25
Allocated capital	**$44.0**	$43.3	$43.3
Efficiency ratio	**56 %**	53 %	54 %

- Net income of $2.5B
- Revenue of $10.5B increased 3% from 1Q24, driven by higher net interest income, service charges, and card income
- Provision for credit losses of $1.3B increased $142MM, or 12%, from 1Q24
  - Net charge-offs of $1.3B increased $118MM from 1Q24, driven by credit card
  - Net reserve build of $30MM vs. $6MM in 1Q24
- Noninterest expense of $5.8B increased 6% compared to 1Q24, driven by investments in operations, people, and technology
  - Efficiency ratio of 56%
- Average deposits of $948B decreased $5B, or 1%, from 1Q24
  - 58% of deposits in checking accounts; 92% are primary accounts[5]
- Average loans and leases of $315B increased $2B, or 1%, from 1Q24
- Combined credit / debit card spend of $228B increased 4% from 1Q24[4]
- Consumer investment assets of $498B grew $41B, or 9%, vs. 1Q24,[3] driven by $22B of net client flows from new and existing clients and higher market valuations
  - 4.0MM consumer investment accounts, up 3%
- 11.1MM clients enrolled in Preferred Rewards, up 1% from 1Q24[6]
- 78% of households digitally active, up from 76% in 1Q24[7]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 32. For important presentation information, see slide 35.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, BANA brokered CDs, and AUM in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of February 2025. Includes clients in Consumer, Small Business, and GWIM.
[7] As of February 2025. Represents households with consumer bank login activities in a 90-day period.

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Global Wealth & Investment Management

Summary Income Statement ($MM)	1Q25	Inc / (Dec) 4Q24	Inc / (Dec) 1Q24
Total revenue, net of interest expense	**$6,016**	$14	$425
Provision (benefit) for credit losses	**14**	11	27
Noninterest expense	**4,659**	221	395
Pretax income	**1,343**	(218)	3
Pretax, pre-provision income[1]	***1,357***	*(207)*	*30*
Income tax expense	**336**	(54)	1
Net income	**$1,007**	($164)	$2

Key Indicators ($B)	1Q25	4Q24	1Q24
Average deposits	**$286.4**	$285.0	$297.4
Rate paid on deposits	**2.50 %**	2.75 %	2.89 %
Average loans and leases	**$232.3**	$228.8	$218.6
Net charge-off ratio	**0.02 %**	0.02 %	0.03 %
Net charge-offs ($MM)	**$9**	$10	$17
Reserve build (release) ($MM)	**5**	(7)	(30)
AUM flows	**24.0**	22.5	24.7
Pretax margin	**22 %**	26 %	24 %
Return on average allocated capital	**21**	25	22
Allocated capital	**$19.8**	$18.5	$18.5

- Net income of $1.0B
- Revenue of $6.0B increased 8% from 1Q24, driven by 15% higher asset management fees from strong AUM flows and higher market levels
- Noninterest expense of $4.7B increased 9% vs. 1Q24, driven by revenue-related incentives and investments in the business, including people and technology
- Client balances of $4.2T increased 5% from 1Q24, driven by higher market valuations and positive net client flows
  - AUM flows of $24B in 1Q25
- Over 62% of clients have banking relationship
  - Average deposits of $286B decreased $11B, or 4%, from 1Q24; rate paid on deposits declined 25 bps from 4Q24
  - Average loans and leases of $232B increased $14B, or 6%, from 1Q24
- Added ~7,200 net new relationships across Merrill and Private Bank in 1Q25
- 87% of GWIM households / relationships digitally active across the enterprise[2]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 32. For important presentation information, see slide 35.
[2] Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. As of February 2025 for Private Bank and as of March 2025 for Merrill.

17

Global Banking

Summary Income Statement ($MM)	1Q25	Inc / (Dec) 4Q24	1Q24
Total revenue, net of interest expense[1]	**$5,977**	($114)	($3)
Provision for credit losses	**154**	(36)	(75)
Noninterest expense	**3,184**	233	172
Pretax income	**2,639**	(311)	(100)
Pretax, pre-provision income[2]	**2,793**	*(347)*	*(175)*
Income tax expense	**726**	(85)	(27)
Net income	**$1,913**	($226)	($73)

Selected Revenue Items ($MM)	1Q25	4Q24	1Q24
Total Corporation IB fees (excl. self-led)[1]	**$1,523**	$1,654	$1,568
Global Banking IB fees[1]	**847**	985	850
Business Lending revenue	**2,097**	2,347	2,404
Global Transaction Services revenue	**2,680**	2,698	2,666

Key Indicators ($B)	1Q25	4Q24	1Q24
Average deposits	**$575.2**	$582.0	$525.7
Average loans and leases	**378.7**	375.3	373.6
Net charge-off ratio	**0.20 %**	0.23 %	0.38 %
Net charge-offs ($MM)	**$187**	$220	$350
Reserve build (release) ($MM)	**(33)**	(30)	(121)
Return on average allocated capital	**15 %**	17 %	16 %
Allocated capital	**$50.8**	$49.3	$49.3
Efficiency ratio	**53 %**	48 %	50 %

- Net income of $1.9B
- Revenue of $6.0B was flat vs. 1Q24, as gains related to leveraged finance positions and higher treasury service charges were offset by lower net interest income
  - Total Corporation investment banking fees (ex. self-led) of $1.5B decreased 3% vs. 1Q24
    - Market share improved 23 bps from 1Q24; #3 investment banking fee ranking[3]
- Provision for credit losses of $154MM decreased $75MM, or 33%, from 1Q24
  - Net charge-offs of $187MM decreased $163MM from 1Q24, driven by lower commercial real estate office losses
  - Net reserve release of $33MM vs. $121MM in 1Q24
- Noninterest expense of $3.2B increased 6% vs. 1Q24, driven by investments in the business, including technology and operations
- Average deposits of $575B increased $49B, or 9%, from 1Q24
- Average loans and leases of $379B increased $5B, or 1%, from 1Q24

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 32. For important presentation information, see slide 35.
[3] Source: Dealogic as of March 31, 2025.

18

Global Markets[1]

Summary Income Statement ($MM)	1Q25	Inc / (Dec) 4Q24	1Q24
Total revenue, net of interest expense[2]	**$6,584**	$1,744	$701
Net DVA	**19**	*38*	*104*
Total revenue (excl. net DVA)[2,3]	**6,565**	*1,706*	*597*
Provision (benefit) for credit losses	**28**	18	64
Noninterest expense	**3,811**	306	319
Pretax income	**2,745**	1,420	318
Pretax, pre-provision income[4]	**2,773**	*1,438*	*382*
Income tax expense	**796**	412	92
Net income	**$1,949**	$1,008	$226
Net income (excl. net DVA)[3]	**$1,935**	*$980*	*$147*

Selected Revenue Items ($MM)[2]	1Q25	4Q24	1Q24
Sales and trading revenue	**$5,664**	$4,106	$5,092
Sales and trading revenue (excl. net DVA)[3]	**5,645**	4,125	5,177
FICC (excl. net DVA)[3]	**3,463**	2,482	3,307
Equities (excl. net DVA)[3]	**2,182**	1,643	1,870
Global Markets IB fees	**681**	639	708

Key Indicators ($B)	1Q25	4Q24	1Q24
Average total assets	**$969.3**	$918.7	$895.4
Average trading-related assets	**668.2**	620.9	629.8
Average 99% VaR ($MM)[6]	**91**	68	64
Average loans and leases	**159.6**	152.4	133.8
Net charge-offs ($MM)	**6**	2	—
Reserve build (release) ($MM)	**22**	8	(36)
Return on average allocated capital	**16 %**	8 %	15 %
Allocated capital	**$49.0**	$45.5	$45.5
Efficiency ratio	**58 %**	72 %	59 %

- Net income of $1.9B, both including and excluding net DVA[3]
- Revenue of $6.6B increased 12% from 1Q24, driven primarily by higher sales and trading revenue and gains related to leveraged finance positions
- Sales and trading revenue of $5.7B increased 11% from 1Q24; excluding net DVA, up 9%[3]
  - FICC revenue increased 8% (excl. DVA, up 5%)[3] to $3.5B, driven by strong performance in macro products[5] and continued strength in credit products
  - Equities revenue increased 17% (excl. DVA, up 17%)[3] to $2.2B, driven by improved trading performance and increased client activity
- Noninterest expense of $3.8B increased 9% vs. 1Q24, driven by higher revenue-related expenses and investments in the business, including people and technology
- Average VaR of $91MM in 1Q25[6]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represent non-GAAP financial measures. Reported FICC sales and trading revenue was $3.5B, $2.5B, and $3.2B for 1Q25, 4Q24, and 1Q24, respectively. Reported Equities sales and trading revenue was $2.2B, $1.6B, and $1.9B for 1Q25, 4Q24, and 1Q24, respectively. See note F on slide 32 and slide 35 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 32. For important presentation information, see slide 35.
[5] Macro includes currencies, interest rates, and commodities products.
[6] See note G on slide 32 for the definition of VaR.

19

All Other1 1 All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. 2 Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 32. For important presentation information, see slide 35. Inc / (Dec) Summary Income Statement ($MM) 1Q25 4Q24 1Q24 Total revenue, net of interest expense ($1,559) $519 $85 Provision (benefit) for credit losses (8) (3) 3 Noninterest expense 290 28 (704) Pretax income (loss) (1,841) 494 786 Pretax, pre-provision income (loss)2 (1,849) 491 789 Income tax expense (benefit) (1,837) 91 94 Net income (loss) ($4) $403 $692 20 • Net loss of $4MM improved from a net loss of $696MM in 1Q24, reflecting the absence of the $0.7B 1Q24 FDIC special assessment accrual • Total corporate effective tax rate (ETR) for the quarter was approximately 9% – Our tax rate is lower than the combination of the U.S. federal income tax rate and state tax rate, driven primarily by recurring tax credits on investments in renewable energy and affordable housing

$675 $468 257 235 154 26 161 100 44 54 52 46 Residential mortgage Home equity Consumer credit card Consumer vehicle lending Securities based lending Other consumer 4Q09 1Q25 $0 $250 $500 $750 Credit Risk Transformation Reflects Responsible Growth Strategy (EOP) Note: Amounts may not total due to rounding. 1 4Q09 reflects December 31, 2009 information adjusted to include the January 1, 2010 adoption of FAS 166/167 as reported in our Securities and Exchange Commission (SEC) filings. 2 Nine-quarter loss rate from Comprehensive Capital Analysis and Review (CCAR) severely adverse scenario. Consumer Loan Portfolio ($B)1 Commercial Loan Portfolio ($B)1 Federal Reserve Stress Test Loan Loss Rates (%)2 Loan Mix1 21 $328 $643 207 41929 142 69 66 U.S. commercial Non-U.S. commercial Commercial real estate Other 4Q09 1Q25 $0 $250 $500 $750 4Q09 67% 33% 1Q25 42% 58% $1,111B$1,003B 6.9% 5.5% 7.7% 6.3% 9.2% 7.6% 7.1% 6.0% BAC Peer 1 Peer 2 Peer 3 ‘13 ‘14 ‘15 ‘16 ‘17 ‘18 ‘19 ‘20 ‘21 ‘22 ‘23 ‘24 (38%) (83%) ~2x ~5x Commercial Consumer

Balance Sheet Highlights

(EOP basis unless noted)

Metric	4Q09	4Q19	1Q25
Total loans and leases[1]	**$1,003B**	**$983B**	**$1,111B**
Consumer	*$675B*	*$466B*	*$468B*
Consumer credit card *% FICO <660*	*$161B* *26%*	*$98B* *12%*	*$100B* *12%*
Home equity	*$154B*	*$41B*	*$26B*
GWIM loans *% of total loans*	*$100B* *10%*	*$177B* *18%*	*$234B* *21%*
Total Commercial *% Non-U.S. commercial*	*$328B* *9%*	*$518B* *21%*	*$643B* *22%*
Commercial real estate *% CRE construction*	*$69B* *39%*	*$63B* *12%*	*$66B* *15%*
Nonperforming loans	**3.75%**	**0.36%**	**0.55%**
NCOs[1]	**$11B**	**$1.0B**	**$1.5B**
Nine-quarter stressed net credit losses[2]	**$104B / 10.0%**	**$44B / 4.4%**	**$60B / 5.5%**
Tangible common shareholders' equity[1,3]	**$112B**	**$172B**	**$205B**
Global Liquidity Sources[4]	**$214B**	**$576B**	**$942B**

Transformation through Responsible Growth

- Our loan portfolio is more balanced today and has less inherent risk than in earlier periods
  - Lower concentration in the consumer loan portfolio
  - Less exposure to unsecured consumer credit and home equity loans
  - GWIM loans more than doubled since 4Q09
  - Commercial loan portfolio more balanced, with less concentration in construction loans
    - 91% investment grade or secured
  - Stress test results indicate significantly lower credit losses expected in a severe downturn
- Our capital base and liquidity have also increased significantly since 4Q09
  - $93B higher tangible common equity[3]
  - Global Liquidity Sources[4] are more than four times higher

[1] 4Q09 reflects December 31, 2009 information adjusted to include the January 1, 2010 adoption of FAS 166/167 as reported in our SEC filings. Amounts include loans accounted for under the fair value option.

[2] Nine-quarter losses and loss rate for 4Q09 based on the 2009 Supervisory Capital Assessment Program; 4Q19 and 1Q25 represent 2019 and 2024 Federal Reserve CCAR stress test results, respectively.

[3] Represent non-GAAP financial measures. Tangible common shareholders' equity is calculated as common shareholders' equity of $275.1B, $241.4B, and $207.2B for 1Q25, 4Q19, and 4Q09, which has been reduced by goodwill of $69.0B for 1Q25 and 4Q19 and $86.3B for 4Q09 and intangible assets (excluding mortgage servicing rights) of $1.9B, $1.7B, and $12.0B for 1Q25, 4Q19, and 4Q09, net of related deferred tax liabilities of $0.8B, $0.7B, and $3.5B for 1Q25, 4Q19, and 4Q09. For important presentation information, see slide 35.

[4] 4Q09 Global Liquidity Sources shown on ending basis; 4Q19 and 1Q25 shown on average basis. The Corporation adopted the disclosure of average liquidity sources in 2017. See note A on slide 32 for definition of Global Liquidity Sources.

22

1 Total consumer loans and leases also include $0.2B of Other Consumer, substantially all of which is consumer overdrafts. 2 Excludes loans measured at fair value. 3 Average FICO for Credit Card based on credit line. 4 Loan-to-value for Consumer Vehicle Lending based on auto loans. 5 Debt-to-income based on full-year 2024 and year-to-date 2025 originations. Highlights Total Consumer1 Residential Mortgage Home Equity Securities- Based Lending Consumer Vehicle Lending Credit Card Ending balance $468B $235B $26B $52B $54B $100B NCO ratio 0.98% 0.00% (0.19%) 0.00% 0.51% 4.05% 30 days performing past due $4.4B $1.5B $0.1B $0.0B $0.3B $2.5B % of loans2 0.95% 0.63% 0.32% 0.08% 0.62% 2.50% 90 days performing past due $1.6B $0.2B $— $— $— $1.3B % of loans2 0.34% 0.10% —% —% —% 1.34% Allowance as % of loans2 1.83% 0.12% 0.19% —% 1.30% 7.45% Average FICO3 N/A 775 772 N/A 779 777 % FICO < 660 N/A 3% 5% N/A 5% 12% Loan-to-value4 N/A 49% 44% N/A 96% N/A Debt-to-income5 N/A 37% 39% N/A 28% 32% 1Q25 Consumer Asset Quality Highlights 23 Av er ag e B al an ce $462B $229B $26B $52B $54B $100B ~79% loans secured 36% to GWIM clients

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)2 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, BANA brokered CDs, and AUM in Consumer Banking. $10.2 $10.2 $10.4 $10.6 $10.5 8.2 8.1 8.3 8.5 8.5 2.0 2.1 2.1 2.2 2.0 Net interest income Noninterest income 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $4.0 $8.0 $12.0 $5.5 $5.5 $5.5 $5.6 $5.8 54% 54% 53% 53% 56% Noninterest expense Efficiency ratio 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $952 $949 $938 $942 $948 480 477 475 477 478 473 472 463 465 470 Other deposits Low-interest and noninterest checking 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $250 $500 $750 $1,000 $313 $312 $314 $316 $315 116 115 115 115 115 96 96 97 97 97 56 56 56 57 56 21 21 22 22 22 24 24 25 25 26 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $125 $250 $375 25 $456 $476 $497 $518 $498 3.9 3.9 3.9 3.9 4.0 Assets Accounts 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $200 $400 $600 2.0 3.0 4.0 5.0 6.0 Business Leadership1 • No. 1 in U.S. Consumer Deposits(A) • No. 1 Small Business Lender(B) • Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments(C) • Merrill Edge Self-Directed No. 1 Overall Client Experience (7th consecutive year)(D)

Erica® Active Users and Interactions6 Zelle® vs. Cash and Checks (MM) Digitally-Enabled Sales5Digital Users2 and Households3 Digital Channel Usage4 1,721 1,784 1,623 1,976 53% 51% 50% 65% Digital unit sales (K) Digital as a % of total sales 1Q22 1Q23 1Q24 1Q25 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2,748 3,115 3,400 3,972 Digital channel usage (MM) 1Q22 1Q23 1Q24 1Q25 0 1,000 2,000 3,000 4,000 42 45 47 49 54 56 57 59 71% 73% 76% 78% Active users (MM) Verified users (MM) Household adoption % 1Q22 1Q23 1Q24 1Q25 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)7 Digital Volumes 213 275 348 416 $65 $84 $106 $130 Transactions (MM) Volume ($B) 1Q22 1Q23 1Q24 1Q25 0 150 300 450 $0 $50 $100 $150 Consumer1 Digital Update 1 Includes all households / relationships with consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and / or online 90-day active users. Verified users represents Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of February for each quarter presented. 4 Digital channel usage represents the total number of desktop and mobile banking sessions on the consumer banking platform. 5 Digitally-enabled sales represent sales initiated and / or booked via our digital platforms. 6 Erica engagement represents mobile and online activity across client facing platforms powered by Erica. 7 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 16.2 19.6 21.9 23.9 users (MM) 26 Digital Adoption 123.7 166.7 170.6 175.5 Erica® interactions (MM) 1Q22 1Q23 1Q24 1Q25 0.0 50.0 100.0 150.0 200.0 237 229 217 202 140 179 223 263 Zelle® sent transactions Cash withdrawn & checks written 1Q22 1Q23 1Q24 1Q25 100 150 200 250 300 1.3x 14.2 17.8 19.0 19.9 users (MM)

Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Includes Preferred deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 3 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $41B, $45B, $37B, $36B, and $36B for 1Q25, 4Q24, 3Q24, 2Q24, and 1Q24, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes' Top Women Wealth Advisors Best-in-State (2025), Best-in-State Wealth Management Teams (2025), and Top Next Generation Advisors (2024) • No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2025) and No. 1 on Barron’s Top 100 Women Financial Advisors (2024) • No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2025) • No. 1 in Managed Personal Trust AUM(B) • Best Private Bank(E) • Best Private Bank in the U.S., Best Private Bank for Philanthropy and Family Office Services in the World(F) Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)3,4 $5.6 $5.6 $5.8 $6.0 $6.0 1.8 1.7 1.7 1.8 1.8 3.2 3.3 3.5 3.6 3.7 0.6 0.6 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / other 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $2.5 $5.0 $7.5 1,730 1,759 1,861 1,882 1,856 1,759 1,780 1,857 1,888 1,821 298 281 283 292 285223 228 230 234 237 $3,973 $4,012 $4,194 $4,252 $4,157 AUM Brokerage / other Deposits Loans and leases 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $1,500 $3,000 $4,500 $219 $223 $225 $229 $232 108 108 109 109 110 48 49 50 51 52 59 62 64 65 68 Consumer real estate Securities-based lending Custom lending Credit card 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $50 $100 $150 $200 $250 $297 $288 $280 $285 $286 233 224 212 213 210 65 64 68 72 77 Sweep deposits Bank deposits 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $100 $200 $300 27 2

Erica® Interactions (MM)5 1.8 2.6 3.0 3.5 1Q22 1Q23 1Q24 1Q25 0.0 1.0 2.0 3.0 4.0 Person-to-Person Payments (Zelle®)6 Check Deposits7 eDelivery4Digital Households / Relationships2 Digital Channel Adoption3 74% 77% 79% 82% 1Q22 1Q23 1Q24 1Q25 0% 25% 50% 75% 100% 56% 58% 62% 64% 75% 77% 80% 81% Mobile adoption Online adoption 1Q22 1Q23 1Q24 1Q25 0% 25% 50% 75% 100% 688 717 748 759 81% 84% 86% 87% Digital households / relationships (K) Digital adoption % 1Q22 1Q23 1Q24 1Q25 400 500 600 700 800 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 28 Digital Adoption1 2.0 2.7 3.6 4.2 $1.2 $1.6 $2.2 $2.6 Transactions (MM) Volume ($B) 1Q22 1Q23 1Q24 1Q25 0.0 1.0 2.0 3.0 4.0 5.0 $0.0 $1.0 $2.0 $3.0 $4.0 64% 65% 67% 68% 10% 9% 8% 7% 26% 26% 25% 24% Digital ATM Physical 1Q22 1Q23 1Q24 1Q25 0% 25% 50% 75% 100% Note: Amounts may not total due to rounding. 1 Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Data as of February for 1Q22. 1Q23, 1Q24, and 1Q25 as of February for Private Bank and as of March for Merrill. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of February for 1Q22 and 1Q23. 1Q24 and 1Q25 as of February for Private Bank and as of March for Merrill. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement-only, and 529-only) and Private Bank relationships that receive statements digitally, as of February for 1Q22, 1Q23, and 1Q24. 1Q25 as of February for Private Bank and as of March for Merrill. 5 Erica interactions represent mobile and online activity across client-facing platforms powered by Erica. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 Digital check deposits include mobile check deposits and remote deposit operations. As of February for Private Bank and as of March for Merrill for each quarter presented.

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Total Corporation IB fees excludes self-led deals. Self-led deals of $75MM, $31MM, $34MM, $50MM, and $53MM for 1Q25, 4Q24, 3Q24, 2Q24, and 1Q24, respectively, are embedded within Debt, Equity, and Advisory. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • North America’s Most Innovative Bank – 2025(F) • World’s Best Bank for Trade Finance and for FX Payments; North America’s Best Digital Bank, Best Bank for Sustainable Finance, and Best Bank for Small to Medium-sized Enterprises(G) • Best Bank for Cash & Liquidity Management – North America and Bank of the Year for Customer Experience(H) • Best Global Bank for Transaction Banking (overall award) and Best Global Bank for Collections(I) • 2025 Share Leader and Best Bank Award for U.S. Corporate Banking & Cash Management(J) • Relationships with 78% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2024) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $6.0 $6.1 $5.8 $6.1 $6.0 3.5 3.3 3.2 3.3 3.2 0.8 0.8 0.8 1.0 0.8 0.8 0.8 0.8 0.8 0.8 0.9 1.2 1.0 1.0 1.2 Net interest income IB fees Service charges All other income 1Q24 2Q24 3Q24 4Q24 1Q25 $0.0 $2.5 $5.0 $7.5 885 880 780 765 942 363 357 270 364 272 373 374 387 556 384 $1,568 $1,561 $1,403 $1,654 $1,523 Debt Equity Advisory 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $600 $1,200 $1,800 196 198 197 196 196 165 162 162 167 171 $374 $373 $371 $375 $379 Commercial Corporate Business Banking 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $100 $200 $300 $400 4 $526 $525 $550 $582 $575 Noninterest-bearing Interest-bearing 1Q24 2Q24 3Q24 4Q24 1Q25 $0 $200 $400 $600 29 31% 30% 28% 27% 27% 69% 70% 72% 73% 73%

1 Relationship client adoption is the percentage of relationship clients digitally active. Digital active clients represents 90-day active clients across CashPro and BA360 platforms. Data as of one month prior to end of quarter. Relationship clients defined as clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking. 2 Includes CashPro, BA360, and Global Card Access. BA360 as of February for each quarter presented. 3 Erica technology integrated into CashPro Chat starting in August 2023. 4 Includes CashPro alert volume and CashPro online reports and statements scheduled, BA360 90-day Erica Insights and alerts, and Global Card Access alert volume for online and mobile. BA360 as of February for each quarter presented. 5 Percent of U.S. Dollar Investment Grade Debt investor bond orders received and fully processed digitally for Global Capital Markets primary issuances. Capital Markets Digital Bond Orders (%)5 Erica® Interactions on CashPro® Chat (K)3 Proactive Alerts and Insights (MM)4 5% 15% 23% 37% 1Q22 1Q23 1Q24 1Q25 0% 10% 20% 30% 40% 17.5 19.0 21.2 23.4 1Q22 1Q23 1Q24 1Q25 0.0 6.0 12.0 18.0 24.0 29.7 32.5 32.5 33.5 2Q24 3Q24 4Q24 1Q25 0.0 10.0 20.0 30.0 40.0 CashPro® App PaymentsRelationship Client Adoption %1 Mobile App Sign-ins (K)2 $136 $174 $246 $222 2.4 3.3 3.5 4.3 Value ($B) Volume (MM) 1Q22 1Q23 1Q24 1Q25 $0 $50 $100 $150 $200 $250 0.0 2.0 4.0 6.0 8.0 931 1,482 1,752 2,154 1Q22 1Q23 1Q24 1Q25 0 500 1,000 1,500 2,000 2,500 87% 87% 86% 86% 2Q24 3Q24 4Q24 1Q25 0% 20% 40% 60% 80% 100% Client Engagement Digital Volumes Global Banking Digital Update 30 Digital Adoption

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $6.6B for 1Q25. Reported sales and trading revenue was $5.7B, $5.1B, $5.1B, and $4.7B for 1Q25, 1Q24, 1Q23, and 1Q22, respectively. Reported FICC sales and trading revenue was $3.5B, $3.2B, $3.4B, and $2.7B for 1Q25, 1Q24, 1Q23, and 1Q22, respectively. Reported Equities sales and trading revenue was $2.2B, $1.9B, $1.6B, and $2.0B for 1Q25, 1Q24, 1Q23, and 1Q22, respectively. Reported Global Markets revenue mix and FICC sales and trading revenue mix are the same including and excluding DVA. See note F on slide 32 and slide 35 for important presentation information. 3 Macro includes currencies, interest rates, and commodities products. 4 See note G on slide 32 for definition of VaR. 1Q25 Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • World's Best Bank for Markets(G) • Credit Derivatives House of the Year(K) • North America CLO House(K) • Best Bank – Foreign Exchange Sales and Trading for Corporates in the U.S.(J) • Best Non-Traditional Index Provider(L) • No. 1 All-America Trading(M) • No. 2 Top Global Research Firm(M) 1Q25 Total FICC Sales and Trading Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $4.7 $5.1 $5.2 $5.6 2.6 3.4 3.3 3.5 2.0 1.6 1.9 2.2 FICC Equities 1Q22 1Q23 1Q24 1Q25 $0.0 $2.0 $4.0 $6.0 $596 $626 $630 $668 $101 $103 $64 $91 Avg. trading-related assets Avg. VaR 1Q22 1Q23 1Q24 1Q25 $0 $250 $500 $750 $0 $50 $100 $150 62% 38% U.S. / Canada International 46% 54% Credit / Other Macro3 31

Notes

A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

B Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

C Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	1Q25			4Q24			1Q24		
$ in millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$3,375	$1,292	$4,667	$3,761	$1,254	$5,015	$3,541	$1,150	$4,691
Global Wealth & Investment Management	1,343	14	1,357	1,561	3	1,564	1,340	(13)	1,327
Global Banking	2,639	154	2,793	2,950	190	3,140	2,739	229	2,968
Global Markets	2,745	28	2,773	1,325	10	1,335	2,427	(36)	2,391
All Other	(1,841)	(8)	(1,849)	(2,335)	(5)	(2,340)	(2,627)	(11)	(2,638)
Total Corporation	$8,116	$1,480	$9,596	$7,108	$1,452	$8,560	$7,262	$1,319	$8,581

D Interest rate sensitivity as of March 31, 2025, reflects the potential pretax impact to forecasted net interest income over the next 12 months from March 31, 2025, resulting from an instantaneous parallel shock to the market-based forward curve. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. The sensitivity analysis incorporates potential movements in customer behavior that could result in changes in both total customer deposit balances and balance mix in various interest rate scenarios. In lower rate scenarios, the analysis assumes that a portion of higher-yielding deposits or market-based funding are replaced with low-cost or noninterest-bearing deposits.

E Forward-looking statements related to the Corporation's NII outlook are based on the Corporation's baseline NII forecast that takes into account expected future business growth, ALM positioning, and the future direction of interest rate movements as implied by market-based curves, including, among others, the Corporation's current expectations regarding expected interest rate cuts, the expected impact of two additional days compared to 1Q, the expected benefit to NII from fixed-rate asset repricing, and a range of expected loan and deposit growth. These statements are not guarantees of future results or performance and involve known and unknown risks, uncertainties, and assumptions that are difficult to predict and are often beyond the Corporation's control. For more information, see Forward-Looking Statements on slide 34.

F Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $19MM, ($19MM), ($85MM), $14MM, and $69MM for 1Q25, 4Q24, 1Q24, 1Q23, and 1Q22, respectively. Net DVA gains (losses) included in FICC revenue were $15MM, ($18MM), ($76MM), $11MM, and $60MM for 1Q25, 4Q24, 1Q24, 1Q23, and 1Q22, respectively. Net DVA gains (losses) included in Equities revenue were $4MM, ($1MM), ($9MM), $3MM, and $9MM for 1Q25, 4Q24, 1Q24, 1Q23, and 1Q22, respectively.

G VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $39MM, $35MM, $31MM, $30MM, and $22MM for 1Q25, 4Q24, 1Q24, 1Q23, and 1Q22, respectively. Beginning in the first quarter of 2025, the VaR amounts for all periods presented are those used in the Corporation's risk management of its trading portfolios. Previously, the VaR amounts presented were those used for regulatory capital. The trading portfolio represents trading assets and liabilities, primarily consisting of regular underwriting or dealing in securities and derivative contracts, and acquiring positions as an accommodation to customers.

32

Business Leadership Sources (A) 4Q24 FFIEC Call Reports. (B) FDIC, 4Q24. (C) J.D. Power 2024 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.* (D) StockBrokers.com* 2024 Annual Broker Review. (E) With Intelligence, 2025. (F) Global Finance, 2025. (G) Euromoney, 2024. (H) Treasury Management International, 2025. (I) Global Finance, 2024. (J) Coalition Greenwich, 2025. (K) IFR, 2024. (L) SPi, 2024. (M) Extel, 2024. 33 * Website content is not incorporated by reference into this presentation.

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “outlook,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of our 2024 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory investigations, proceedings and enforcement actions, which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti-money laundering and economic sanctions programs and the processing of electronic payments, including through the Zelle network, and related fraud, which are in various stages; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the impact of U.S. and global interest rates (including the potential for ongoing adjustments in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of various third parties, including regulators and federal and state governments, such as from cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental goals and targets or the impact of any changes in the Corporation's sustainability strategy, goals or targets; the impact of uncertain or changing political conditions or any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 34

Important Presentation Information 35 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense, and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2025, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings, the content of which is not incorporated by reference into this presentation. • The Corporation presents certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and / or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented herein, including in the 1Q25 Financial Results on slide 5 and the Summary Income Statement for each segment. • The Corporation also views revenue, net interest income, and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $145MM, $154MM, $147MM, $160MM, and $158MM for 1Q25, 4Q24, 3Q24, 2Q24, and 1Q24, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2025, the Corporation adjusted the amount of capital being allocated to its business segments.